UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2022

SeaWorld Entertainment, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35883	27-1220297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6240 Sea Harbor Drive, Orlando, Florida		32821
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 226-5011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SEAS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2022, Christopher Yarris, Chief Accounting Officer of SeaWorld Entertainment, Inc. (the “Company”), notified the Company of his decision to resign to pursue a different career opportunity, effective March 4, 2022. Mr. Yarris’s resignation was not due to any disagreements with the Company on any matter relating to the Company’s operations, policies, or practices. Effective March 5, 2022, the Board of Directors of the Company elected Elizabeth Castro Gulacsy, the Company’s Chief Financial Officer and Treasurer, to also serve as Interim Chief Accounting Officer temporarily until a permanent or another Interim Chief Accounting Officer is appointed.

Elizabeth Castro Gulacsy (48) has served as Chief Financial Officer and Treasurer since May 2021. Prior to that she served as Interim Chief Financial Officer and Treasurer from April 2020 to May 2021 and from September 2019 to November 2019. She also served as Chief Accounting Officer of the Company from August 2017 to April 2021. Ms. Gulacsy previously served as Corporate Vice President, Financial Reporting from 2016 to 2017 and Director, Financial Reporting from 2013 to 2016. Prior to joining the Company, from 2011 to 2013, Ms. Gulacsy served as Chief Accounting Officer and Corporate Controller for Cross Country Healthcare, Inc., from 2006 to 2011 she served as their Director of Corporate Accounting and from 2002 to 2006 as their Assistant Controller. From 1997-2002, Ms. Gulacsy was an auditor for Ernst & Young LLP where she most recently served as Audit Manager. Ms. Gulacsy is a member of the Audit Committee for IAAPA, the global association for the theme park industry. Ms. Gulacsy previously served as a board member and treasurer for the SeaWorld and Busch Gardens Conservation Fund from 2018 to 2020.  Ms. Gulacsy holds a bachelor’s degree and master’s degree in accounting from the University of Florida and is a Certified Public Accountant.

The selection of Ms. Gulacsy to serve as Interim Chief Accounting Officer in addition to her current role of Chief Financial Officer and Treasurer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Ms. Gulacsy and any director or executive officer of the Company, and there are no transactions between Ms. Gulacsy and the Company that would be required to be reported under Item 404(a) of Regulation S-K.  The Company will begin a search to find a new Chief Accounting Officer.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAWORLD ENTERTAINMENT, INC.

Date: March 4, 2022	By:	/s/ G. Anthony (Tony) Taylor
	Name:	G. Anthony (Tony) Taylor
	Title:	Chief Legal Officer, General Counsel and Corporate Secretary